Exhibit 99.1

Evolution Metals & Technologies Secures Approximately 754 Metric Tons of Non-China Neodymium Metal, Expected to Cover Half of the Feedstock Estimated for Its 2027 Revenue Guidance

Approximately 42 metric tons of neodymium metal and 520 kilograms of dysprosium metal already delivered to Pohang, 712 metric tons of neodymium pending shipment or committed through 2027, and a further 1,000 metric tons in discussion, all sourced entirely outside China

Dysprosium supply of 1.5 metric tons per month committed from February 2027, with usage efficiency expected to increase six to eight times through EM&T’s grain boundary diffusion technology

Sellers in the U.S., Japan, India, West Africa, Malaysia, Indonesia, and Thailand engage with EM&T to diversify beyond China, historically their dominant buyer

Miami, FL, Oct. 29, 2026 — Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today announced that it has secured approximately 754 metric tons of neodymium metal, sourced entirely outside China, which the Company expects is sufficient for approximately 50% of the feedstock it requires to deliver its full-year 2027 revenue guidance of $400 million to $460 million. The total includes approximately 42 metric tons already delivered to Pohang, 72 metric tons pending shipment through March 2027, and 640 metric tons committed through the end of 2027, including a 600-metric-ton contract with Senri Trading for rapid delivery, with a further 1,000 metric tons in discussion for 2027 delivery. For heavy rare earths, the Company holds approximately 520 kilograms of dysprosium metal in Pohang, with 1.5 metric tons per month committed starting in February 2027. With feedstock in place, EM&T has now put together all ten factors it believes are required to manufacture rare earth magnets at large commercial scale: land, power, equipment, permits, operators, feedstock, magnets, buyers, buyer certifications, and capital.

The disclosure addresses what EM&T sees as the real constraint on magnet supply outside China. Rare earth ore is not scarce. What is scarce is converting that ore into midstream materials to support downstream magnet production. EM&T believes that upon completion of its current expansion it will be one of the largest known in-production magnet and magnet materials producer outside China, with feedstock independent of China in place, and is now commissioning all 57 containers of ULVAC equipment to expand annual capacity from approximately 1,000 metric tons to more than 10,000 metric tons.

That position is also drawing sellers to the Company. Producers of rare earth ore and upstream feedstock have historically had one meaningful buyer, China, and EM&T believes it is one of the few credible buyers outside China that is producing downstream products, including magnets, at commercial scale. Selling to EM&T lets those producers diversify their customer base, and the Company is in dialogue with sellers of rare earth feedstock and end-of-life magnets in the U.S., Japan, India, West Africa, Malaysia, Indonesia and Thailand. EM&T’s grain boundary diffusion technology reduces its heavy rare earth requirements: the Company requires approximately 0.5% heavy rare earths, such as dysprosium and terbium, to produce high-performance sintered magnets, compared with the 3% to 4% historically required, stretching its heavy rare earth feedstock six to eight times further.

“There is no shortage of rare earth material. China is a net importer of rare earth ore, with approximately 60% of what it processes coming from outside China, and there is no shortage of investment in developing even more rare earth mines. What is in short supply, outside China, is commercial-scale magnet production and magnet materials producers,” said Frank Moon, Chief Executive Officer of EM&T. “Approximately 360,000 tons of sintered magnets are made each year, and only about 14,000 tons of those are made outside China. But today, those 14,000 tons are dependent on midstream magnet materials bought from China. Evolution has the equipment and capability to avoid that very issue, with more than 14,000 tons per annum of strip alloy production coming online this year as part of our planned expansion from 1,000 to more than 10,000 tons per annum of finished magnets. We have sourced rare earth magnet materials independent of China, but also continue to source from China. Our flexible, diversified business model serves both defense customers requiring DFARS compliance and commercial customers seeking non-China supply. Together with the other nine operational factors we have established, this positions us to become one of the largest magnet and magnet materials producers outside China. We are focused on executing our expansion plan, building on years of operational experience to position EM&T as a leading non-China supplier. We make magnets.”

“President Donald Trump urged defense contractors and businesses to ‘do magnets,’ telling an audience at the July 2026 Pennsylvania Defense & Innovation Summit, ‘I’ll tell you how to make money. Do magnets.’ That is what EM&T is doing, following the President’s direction,” said David Wilcox, Executive Chairman of EM&T. “We will continue to source feed material wherever and whenever we can to support revenue and margin, and to deliver shareholder returns as we target profitability in 2027. DFARS sets the requirements for defense contractors, and we will also continue to produce magnets for commercial customers whose applications do not require traceability back to the ore. Evolution was built on a diversified strategy spanning input materials, midstream materials and downstream magnet production. That enables us to serve customers across all eight of our certified high-performance grades, grow our bonded magnet business, and supply customers—primarily in Japan—that require non-China intermediate magnet materials, as we scale production with our new strip cast alloy equipment and sintering vacuum furnace system lines.” . Our customer relationships, distribution network, and current magnet revenue support our strategy as we target profitability in 2027 and work to become a leading magnet producer outside China. We are answering the President’s call now, not in 2030.”

EM&T will host a ribbon-cutting ceremony and operational showcase at its Pohang facility on December 17, 2026. The Company has received attendance confirmations from more than 200 individual government representatives, customers, trade partners, investors and bankers. Event details and RSVP are available at evolution-metals.com/rsvp.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is one of the only vertically integrated critical materials supply chains spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s neodymium and dysprosium feedstock on hand, pending shipment, committed and in discussion, the timing of shipments and deliveries, the share of the feedstock required for the Company’s 2027 revenue guidance that this feedstock is expected to cover, and the conversion of discussions into contracts and deliveries; the Company’s full-year 2027 revenue guidance and its target of profitability in 2027; the Company’s production and sale of magnets for commercial customers, intermediate magnet material, including for customers in Japan, and bonded magnets; the sourcing of the Company’s feedstock, including feedstock independent of China; the expected benefits of the Company’s grain boundary diffusion technology; the Company’s planned strip alloy production of more than 14,000 tons per annum and its timing; the installation, commissioning and operation of ULVAC equipment at the Company’s Pohang facility and the timing thereof; the planned expansion of annual rare earth magnet production capacity in Pohang to more than 10,000 metric tons; the Company’s market position; the Company’s ability to supply DFARS-compliant magnets and the January 1, 2027 effective date and scope of DFARS 252.225-7052; the ribbon-cutting ceremony and operational showcase on December 17, 2026; and the Company’s competitive position, strategy, business plans and growth opportunities. These forward-looking statements, together with terms such as anticipate, believe, expect, intend, may, plan, should, will and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, that discussions may not result in contracts, and that pending or committed shipments may be delayed, reduced or not delivered; that the Company may not achieve its 2027 revenue guidance or profitability in 2027; the availability, origin, quality, traceability and cost of feedstock, including heavy rare earths; actual production rates, which affect how long feedstock lasts; the performance of grain boundary diffusion technology at expanded production volumes; delays in equipment installation or commissioning; delays in facility readiness or the expansion of power infrastructure; customer qualification and demand; the availability of financing and working capital; changes in Chinese export-control policy or in U.S. or Korean trade, tariff, industrial or defense procurement policy, including the DFARS 252.225-7052 effective date, scope or waiver practices; competition; the Company’s ability to execute its planned expansion; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

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